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                                                                    Exhibit 12.1


                              SunTrust Banks, Inc.

                       Ratio of Earnings to Fixed Charges
                                 (In thousands)

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
                                                                               Year Ended December 31
                                             --------------------------------------------------------------------------------------
                                                 2001           2000           1999          1998          1997          1996
                                             --------------------------------------------------------------------------------------
Ratio 1 - including deposit interest

Earnings:
  Income before income taxes
    and extraordinary gain                    $2,019,720     $1,919,556     $1,695,657    $1,498,306    $1,499,599    $1,265,942
  Fixed charges                                3,065,973      3,775,173      2,852,180     2,784,251     2,489,432     2,193,744
                                             --------------------------------------------------------------------------------------
    Total                                     $5,085,693     $5,694,729     $4,547,837    $4,282,557    $3,989,031    $3,459,686
                                             ======================================================================================

Fixed charges:
  Interest on deposits                       $ 1,812,385    $ 2,452,919    $ 1,626,132   $ 1,644,229   $ 1,627,417   $ 1,585,707
  Interest on funds purchased                    412,218        651,235        749,561       634,086       461,724       356,879
  Interest on other short-term
    borrowings                                    63,359         97,903         79,521       127,800       133,814        81,683
  Interest on long-term debt                     739,012        534,924        359,538       340,664       230,509       134,530
  Portion of rents representative of the
    interest factor (1/3) of rental expense       38,999         38,192         37,428        37,472        35,968        34,945
                                             --------------------------------------------------------------------------------------
      Total                                  $ 3,065,973    $ 3,775,173    $ 2,852,180   $ 2,784,251   $ 2,489,432   $ 2,193,744
                                             ======================================================================================

Earnings to fixed charges                           1.66 x         1.51 x         1.59 x        1.54 x        1.60 x        1.58 x

Ratio 2 - excluding deposit interest

Earnings:
  Income before income taxes and
    extraordinary gain                        $2,019,720     $1,919,556     $1,695,657    $1,498,306    $1,499,599    $1,265,942
  Fixed charges                                1,253,588      1,322,254      1,226,048     1,140,022       862,015       608,037
                                             --------------------------------------------------------------------------------------
    Total                                     $3,273,308     $3,241,810     $2,921,705    $2,638,328    $2,361,614    $1,873,979
                                             ======================================================================================

Fixed charges:
  Interest on funds purchased                  $ 412,218      $ 651,235      $ 749,561     $ 634,086     $ 461,724     $ 356,879
  Interest on other short-term borrowings         63,359         97,903         79,521       127,800       133,814        81,683
  Interest on long-term debt                     739,012        534,924        359,538       340,664       230,509       134,530
  Portion of rents representative of the
    interest factor (1/3) of rental expense       38,999         38,192         37,428        37,472        35,968        34,945
                                             --------------------------------------------------------------------------------------
      Total                                  $ 1,253,588    $ 1,322,254    $ 1,226,048   $ 1,140,022     $ 862,015     $ 608,037
                                             ======================================================================================

Earnings to fixed charges                           2.61 x         2.45 x         2.38 x        2.31 x        2.74 x        3.08 x
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